UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2016

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed on October 19, 2015, Cytokinetics, Incorporated (the “Company”) entered into a loan and security agreement (the “Agreement”) with Oxford Finance LLC (“Oxford”), as the collateral agent and a lender, and Silicon Valley Bank (“SVB”), as a lender ( together with Oxford, the “Lenders”), pursuant to which the Lenders agreed to lend the Company up to $40.0 million in a series of term loans. Upon entering into the Agreement, the Company borrowed $15.0 million from the Lenders (“Term Loan A”).

On February 10, 2016, following the satisfaction of certain conditions precedent specified in the Agreement, the Company borrowed an additional $15.0 million from the Lenders (“Term Loan B”).

Under the terms of the Agreement, the Company may, at its sole discretion, borrow from the Lenders up to an additional $10.0 million, at any time on or before March 31, 2017 (“Term Loan C”), subject to the Company’s satisfaction of specified conditions precedent related to the earlier of: (i) the occurrence of an equity event as described in the Agreement, and (ii) specified results from the Company’s VITALITY-ALS Phase 3 trial of tirasemtiv.

In connection with the draw down of Term Loan B, the Company issued to the Lenders warrants exercisable for 68,285 shares of the Company’s common stock (the “Warrants”). The Warrants are exercisable in whole or in part, immediately, and have a per share price of $6.59, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the trading day prior to the date of the draw down of Term Loan B.

The foregoing is only a summary of the material terms of the Agreement and the Warrants, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Warrants, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 above that relates to the issuance of the Warrants is hereby incorporated by reference into Item 3.02.

The Warrants described in Item 2.03 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

February 12, 2016	By:	/s/ Sharon A. Barbari
Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer